EXHIBIT 10.1
 WAIVER

This Waiver (the “Waiver”), dated as of August 22, 2016, is hereby executed by Dominion Capital LLC (“Dominion”) and JRjr33, Inc. (formerly known as CVSL Inc. (“CVSL” and together with JRjr33, Inc., the “Company”)).

WHEREAS, CVSL issued that certain 9.75% Senior Secured Convertible Note (the “Note”) in the aggregate original principal amount of $4,000,000 to Dominion (or its registered assigns) on November 20, 2016. Unless otherwise defined herein, each capitalized term defined herein shall have the meaning set forth in the Note.

WHEREAS, pursuant to the terms of Note, the Company is required to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “June Quarterly Report”) with the Securities and Exchange Commission the (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHEREAS, pursuant to the terms of Note, the Company is required to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “September Quarterly Report”) with the SEC pursuant to the Exchange Act.

WHEREAS, Section 17 of the Note provides, with limited exception, that the prior written consent of the Company and Holders of Notes representing at least sixty-five (65%) of the aggregate principal amount of the Notes then outstanding shall be required for any change, waiver or amendment to the Note, and that any change, waiver or amendment so approved shall be binding upon all existing and future holders of the Note.

NOW, THEREFORE, the Company and Dominion (as the sole Holder of the Note) acknowledge and agree as follows:

1.
Dominion hereby irrevocably waives any rights it may have as a Holder to deem the Company’s failure to timely file with the SEC the June Quarterly Report as an Event of Default under the Note, or to require any further notice to it under the Note in respect of same, such waiver to be effective for successive periods, each consisting of ten (10) Business Days), until the date the June Quarterly Report is filed with the SEC (the “June Waiver Period”), provided that the Company issues to Dominion 50,000 shares of the Company’s Common Stock for each such ten (10) day period required beyond August 22, 2016, which is the due date of the June Quarterly Report (without regard to whether the Company requires the full ten (10) Business Day period for any given extension).

Upon the filing of the June Quarterly Report with the SEC during the June Waiver Period (as it may be extended), the related Event of Default shall be cured as of the original SEC filing due date of the June Quarterly Report.

2.
Dominion hereby irrevocably waives any rights it may have as a Holder to deem the Company’s failure to timely file with the SEC the September Quarterly Report as an Event of Default under the Note, or to require any further notice to it under the Note in respect of same, such waiver to be effective for successive periods, each consisting of ten (10) Business Days), until the date the September Quarterly Report is filed with the SEC (the “September Waiver Period”), provided that the Company issues to Dominion 50,000 shares of the Company’s Common Stock for each such ten (10) day period required beyond November 21, 2016, which is the due date of the September Quarterly Report (without regard to whether the Company requires the full ten (10) Business Day period for any given extension).

Upon the filing of the September Quarterly Report with the SEC during the September Waiver Period (as it may be extended), the related Event of Default shall be cured as of the original SEC filing due date of the September Quarterly Report.

3.
Dominion hereby irrevocably waives any rights it may have as a Holder to deem the Company’s failure to comply with any of the other covenants set forth in Section 14 of the Note as an Event of Default under the Note, or to require any further notice to it under the Note in respect of same; provided that the Company issues to Dominion 100,000 shares of the Company’s Common Stock and provided further that such waiver shall not apply to any compliance failures that occur after January 1, 2017.

4.
The definition of Installment Amount as set forth in the Note is hereby amended as follows (any terms set forth below not otherwise defined shall have the meanings set forth in the Note): (w) “Installment Amount” means, with respect to any given Installment Date, the lesser of (x) the Conversion Amount of this Note as of such Installment Date and (y) the sum of (i) with respect to (A) any Installment Date occurring after February 1, 2015 and before January 19, 2017, Fifty Thousand Dollars ($50,000); (B) any Installment Date occurring on January 19, 2017 and before the Maturity Date, Three Hundred Twenty Five Thousand Dollars ($325,000); and (D) with respect to the

Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date, and (ii) the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption prepayment or otherwise and as applied against Installment Amounts scheduled hereunder in accordance with the written direction of the Holder or, in absence of such direction, as applied against the Installment Amount payable on the last Installment Date in which an Installment Amount then remains scheduled to be paid hereunder). In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

5.	Schedule 32(w) to the Note is hereby deleted in its entirety and replaced with the new Schedule A annexed hereto.

6.
The Company represents and warrants to Dominion that it has no disagreements with its auditors and expects and intends to complete the filing of the June Quarterly Report and September Quarterly Report at the earliest possible date, which the Company fully expects to be well in advance of any grace period allowed by the NYSE MKT LLC (the “NYSE”).

7.	Dominion acknowledges that all of the Company’s undertakings hereunder to issue any shares of its Common Stock to it are wholly subject to, and conditioned on attaining, NYSE approval.

[Signature page follows]

IN WITNESS WHEREOF, Dominion and the Company have executed this Waiver as of the date first written above.

/s/ Mikhail Gurevich
Mikhail Gurevich
Managing Member

/s/ Christopher L. Brooks
Christopher L. Books
Chief Financial Officer

Schedule A

JRJR33, Inc. (f/ka/ CVSL Inc.)
Adjusted Dominion Loan Amortization Schedule
Prepared on August 22, 2016

Date	Beginning Balance	Interest	Interest Payment	Principal Payment	Ending Balance
11/20/2015	$—	$—	$—	$—	$4,000,000
12/21/2015	4,000,000	32,500	(32,500)	—	4,000,000
1/20/2016	4,000,000	32,500	(32,500)	—	4,000,000
2/19/2016	4,000,000	32,500	(32,500)	—	4,000,000
3/18/2016	4,000,000	32,500	(32,500)	(50,000)	3,950,000
4/18/2016	3,950,000	32,094	(32,094)	(50,000)	3,900,000
5/18/2016	3,900,000	31,688	(31,688)	(50,000)	3,850,000
6/20/2016	3,850,000	31,281	(31,281)	(50,000)	3,800,000
7/20/2016	3,800,000	30,875	(30,875)	(50,000)	3,750,000
8/19/2016	3,750,000	30,469	(30,469)	(50,000)	3,700,000
9/19/2016	3,700,000	30,063	(30,063)	(50,000)	3,650,000
10/19/2016	3,650,000	29,656	(29,656)	(50,000)	3,600,000
11/18/2016	3,600,000	29,250	(29,250)	(50,000)	3,550,000
12/19/2016	3,550,000	28,844	(28,844)	(50,000)	3,500,000
1/19/2017	3,500,000	28,438	(28,438)	(325,000)	3,175,000
2/21/2017	3,175,000	25,797	(25,797)	(325,000)	2,850,000
3/21/2017	2,850,000	23,156	(23,156)	(325,000)	2,525,000
4/21/2017	2,525,000	20,516	(20,516)	(325,000)	2,200,000
5/19/2017	2,200,000	17,875	(17,875)	(2,200,000)	—